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Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

MILLICOM INTERNATIONAL CELLULAR S.A.
(Exact name of obligor as specified in its charter)

Grand Duchy of Luxembourg (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
75 route de Longwy L-8080 Bertrange Grand Duchy of Luxembourg (Address of principal executive offices)	(Zip code)

Senior Notes due December 1, 2013
(Title of the indenture securities)

1.
General information. Furnish the following information as to the Trustee:

(a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.
Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 10th day of January, 2005.

THE BANK OF NEW YORK
By:	/s/ VAN K. BROWN Name: VAN K. BROWN Title: VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,036,306
Interest-bearing balances	9,034,655
Securities:
Held-to-maturity securities	1,693,598
Available-for-sale securities	20,325,634
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	19,100
Securities purchased under agreements to resell	4,324,992
Loans and lease financing receivables:
Loans and leases held for sale	6,685
Loans and leases, net of unearned income	37,402,355
LESS: Allowance for loan and lease losses	594,211
Loans and leases, net of unearned income and allowance	36,808,144
Trading Assets	3,420,107
Premises and fixed assets (including capitalized leases)	969,419
Other real estate owned	1,253
Investments in unconsolidated subsidiaries and associated companies	253,729
Customers' liability to this bank on acceptances outstanding	166,157
Intangible assets
Goodwill	2,708,882
Other intangible assets	748,171
Other assets	6,998,625

Total assets	$90,515,457

LIABILITIES
Deposits:
In domestic offices	$40,236,165
Noninterest-bearing	15,201,748
Interest-bearing	25,034,417
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,110,224
Noninterest-bearing	300,559
Interest-bearing	23,809,665
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	717,565
Securities sold under agreements to repurchase	812,853
Trading liabilities	2,598,442
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	4,158,526
Not applicable
Bank's liability on acceptances executed and outstanding	167,267
Subordinated notes and debentures	2,389,088
Other liabilities	6,730,454

Total liabilities	$81,920,584

Minority interest in consolidated subsidiaries	142,058
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,087,205
Retained earnings	5,213,125
Accumulated other comprehensive income	17,201
Other equity capital components	0

Total equity capital	8,452,815

Total liabilities, minority interest, and equity capital	$90,515,457

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

    Thomas J. Mastro,
    Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell                                Directors
Alan R. Griffith

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SIGNATURE
Consolidated Report of Condition of THE BANK OF NEW YORK